Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and under the caption "Selected Financial Data" and to the use of our report dated March
15, 1996, except for Note 10, as to which the date is       1996, in the
Registration Statement (Form S-1 No. 33-xxxxx) and related Prospectus of International Telecommunication Data Systems, Inc. for the registration of 2,666,667 shares of its common stock.


Stamford, Connecticut
September   , 1996

The foregoing consent is in the form that will be signed upon the recapitalization described in Note 10 to the financial statements.


                                              /s/ ERNST & YOUNG LLP


Stamford, Connecticut
August 29, 1996